SECURITIES  AND  EXCHANGE  COMMISSION
                                 WASHINGTON,  D.C.  20549


                                          FORM  8-K

                                       CURRENT REPORT
                              PURSUANT  TO  SECTION  13  OR  15  (D)
                           OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934






Date  of Report (Date of earliest event reported):            March  22,  2002
                                                             ------------------


             BORDEN  CHEMICALS  AND  PLASTICS  LIMITED  PARTNERSHIP
             ------------------------------------------------------
             (Exact name of Registrant as  Specified in Its Charter)


                 Delaware                    1-9699                31-1269627
       ----------------------------       -----------            --------------


(State or Other Jurisdiction of      (Commission  File           (IRS  Employer
     Incorporation)                       Number)            Identification No.)


         Highway  73,  Geismar, Louisiana                                  70734
-----------------------------------------                               --------
(Address of Principal Executive Offices)                              (Zip Code)


                                   (225) 673-6121
                               ------------------
              (Registrant's Telephone Number, Including Area Code)





































ITEM  3.     BANKRUPTCY  OR  RECEIVERSHIP


   On March 22, 2002, BCP Management, Inc. ("BCPM"), the General Partner of the Registrant and the Registrant's subsidiary limited partnership, Borden Chemicals and Plastics Operating Limited Partnership (the "Operating Partnership"), filed a voluntary petition under Chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101 - 1330, in the United States Bankruptcy Court for the District of Delaware under case number 02-10875-PJW (the "General Partner Bankruptcy"). The Operating Partnership previously filed a Chapter 11 petition on April 3, 2001. The Registrant was not included in either bankruptcy filing.

   As of the date of the filing of the General Partner Bankruptcy, BCPM had cash of approximately $26 million, a claim of approximately $4 million against the Operating Partnership for repayment of borrowings under a loan from BCPM to the Operating Partnership (the "Secondary DIP Facility"), and claims of approximately $7.5 million against the Operating Partnership for unreimbursed expenses of the Registrant and the Operating Partnership paid by BCPM, the payment of which expenses is subject to the approval of the Bankruptcy Court.

   On March 22, 2002, BCPM also filed a motion in the General Partner Bankruptcy requesting authority to extend the maturity date of the Secondary DIP Facility to April 30, 2002, and approval of a second $5 million of lending authority under the Secondary DIP Facility. The Bankruptcy Court granted the motion on March 27, 2002. It is anticipated that the Operating Partnership will require borrowings from BCPM in excess of the amounts previously committed, or approved by the Bankruptcy Court, under the Secondary DIP Facility in order to continue operations until the Operating Partnership completes the disposition of certain of its assets in its Chapter 11 proceeding. BCPM may file a motion requesting authority to make further loans to the Operating Partnership. There can, however, be no assurance that BCPM will be authorized by the Bankruptcy Court to make further loans to the Operating Partnership or that the Operating Partnership will be authorized by the Bankruptcy Court to make further borrowings from BCPM.

   Under the Registrant's Amended and Restated Agreement of Limited Partnership, the Registrant is to dissolve and wind up its affairs upon, among other events, the bankruptcy of the General Partner or the sale of all or substantially all of the assets and properties of the Operating Partnership. It is anticipated that the Registrant will be dissolved in 2002 or thereafter. As previously reported, it is not expected that Unitholders of the Registrant will receive any distribution from the Chapter 11 proceedings, the dissolution of the Registrant, or otherwise.

















































                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          BORDEN  CHEMICALS  AND  PLASTICS  LIMITED  PARTNERSHIP
                          By:  BCP  Management,  Inc.,  its  General  Partner
Date:    April     , 2002
               ----

                          By:/s/
                             --------------------------
                          Robert  R.  Whitlow,  Jr.
                          Vice  President,  Treasurer  and
                          Chief  Financial  Officer